UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 30, 2025

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd.

5th Floor

Los Angeles, California 90067

(Address of principal executive offices) (Zip Code)

310-553-8871

Registrant’s telephone number, including area code:

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	HLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2025, Houlihan Lokey, Inc. (the “Company”) entered into an amended and restated voting trust agreement (the “A&R Voting Trust Agreement”), by and among the Company and the trustees named therein (collectively, the “Trustees”). The A&R Voting Trust Agreement amends and restates in its entirety that certain Voting Trust Agreement dated August 18, 2015, by and among the Company, certain holders of shares of Class B common stock and the initial trustees party thereto, as amended by that certain Amendment No. 1 dated August 28, 2015, and that certain Amendment No. 2 dated October 18, 2018.

The A&R Voting Trust Agreement, among other things, revises the termination provisions to provide that the A&R Voting Trust Agreement shall terminate on the earliest of (i) the written agreement of the Company and the Trustees, (ii) 10 years after the date (the “Final Conversion Date”) on which all of the Company’s issued Class B common stock automatically converts into Class A common stock pursuant to the Company’s charter or (iii) at such time as the trust holds less than 5% of the Company’s total outstanding shares of common stock.

The A&R Voting Trust Agreement also adds a requirement that, if, at any time after the Final Conversion Date, to the extent that the trust holds more than 30% of the Company’s total outstanding shares of common stock (any such shares, “Excess Shares”), the trustees shall vote the Excess Shares, on any proposal submitted to the stockholders of the Company, in the same proportion as the shares held by all other stockholders are voted on any such proposal.

The A&R Voting Trust Agreement also adds a provision allowing former employees who have not been employed by the Company for at least 12 months to have their shares released from the trust after the Final Conversion Date. In addition, the A&R Voting Trust Agreement expands the circumstances under which employees are permitted to withdraw shares from the trust to include withdrawals made in connection with certain pledging, hedging, monetization, or other similar transactions to the extent permitted by the Company’s insider trading policy.

In light of the fact that certain members of the Board of Directors of the Company (the “Board”) are Trustees and certain members of the Board hold Class B common stock subject to the A&R Voting Trust Agreement, the Board established a Special Committee of the Board consisting of “disinterested directors” (as defined in Section 144(e)(4) of the Delaware General Corporation Law) (the “Special Committee”) to consider, review, evaluate, negotiate and determine the advisability of, as well as to accept or reject or to approve the execution and delivery of, the A&R Voting Trust Agreement. After considering various factors, receiving advice and reports from independent advisors and members of Company management, and evaluating the material terms and conditions of the A&R Voting Trust Agreement and related matters, the Special Committee unanimously approved the A&R Voting Trust Agreement and authorized the officers of the Company to enter into the A&R Voting Trust Agreement.

The foregoing description of the A&R Voting Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Voting Trust Agreement, a copy of which is filed herewith as Exhibit 9.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

9.1	Amended and Restated Voting Trust Agreement, dated as of December 30, 2025 by and among the Company and the Trustees.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOULIHAN LOKEY, INC.

By:	/s/ J. Lindsey Alley
Name:	J. Lindsey Alley
Title:	Chief Financial Officer

Date: December 30, 2025